EXHIBIT 3.2
                                     BYLAWS
                                       OF
                       AMERICAN RESIDENTIAL SERVICES, INC.
                       (As amended through July __, 1996)

                                    ARTICLE I

                                     OFFICES

1.1 REGISTERED OFFICE. The registered office of American Residential Services, Inc. (the "Corporation") required by the General Corporation Law of the State of Delaware or any successor statute (the "DGCL"), to be maintained in the State of Delaware, shall be the registered office named in the Restated Certificate of Incorporation of the Corporation, as it may be amended or restated in accordance with the DGCL from time to time (the "Restated Certificate of Incorporation"), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time or as the business of the Corporation may require.

                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors or the officer calling the meeting.

2.2 ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire or to fill vacancies and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Section 2.8 hereof. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

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2.3   SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten nor more than 60 days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

2.4 NOTICE OF MEETING. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President or Secretary of the Corporation, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder's address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid.

2.5 REGISTERED HOLDERS OF SHARES; CLOSING OF SHARE TRANSFER RECORDS; AND RECORD DATE.

      (a) REGISTERED HOLDERS AS OWNERS. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

      (b) RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than

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           60 days and, in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

      If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6 QUORUM OF STOCKHOLDERS; ADJOURNMENT. Unless otherwise provided in the Restated Certificate of Incorporation, a majority of the outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Unless otherwise provided in the Restated Certificate of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; PROVIDED that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7   VOTING BY STOCKHOLDERS.

      (a) VOTING ON MATTERS OTHER THAN THE ELECTION OF DIRECTORS. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Restated Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Restated Certificate of Incorporation or these Bylaws, the vote required for approval shall

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           be the requisite vote specified in such stockholder approval policy,
           Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

      (b) VOTING IN THE ELECTION OF DIRECTORS. Unless otherwise provided in the Restated Certificate of Incorporation or these Bylaws in accordance with the DGCL, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

2.8   BUSINESS TO BE CONDUCTED.

      (a) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 2.8, who shall be entitled to vote at such meeting and who complies with the requirements of this Section 2.8 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 90th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting of stockholders to be held in 1997 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting
           (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such notice, (iv) any financial interest of the stockholder in such proposal and (v) a representation that the

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           stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. The presiding officer of the annual meeting shall determine whether the requirements of this paragraph (a) have been met with respect to any stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this paragraph (a), he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. At a special meeting of stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting required by
           Section 2.4 hereof or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.

      (b) Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8.

2.9 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

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                                   ARTICLE III

                                    DIRECTORS

3.1   NUMBER, CLASSIFICATION AND TENURE.

      (a) The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors shall be divided into three classes as provided in the Restated Certificate of Incorporation. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Restated Certificate of Incorporation or these Bylaws.

      (b) Within the limits specified in the Restated Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Restated Certificate of Incorporation of the Corporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.2 QUALIFICATIONS. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3.3 NOMINATION OF DIRECTORS. Subject to such rights of the holders of one or more outstanding series of Preferred Stock of the Corporation to elect one or more directors in case of arrearages in the payment of dividends or other defaults as shall be prescribed in the Restated Certificate of Incorporation or in the resolutions of the Board of Directors providing for the establishment of any such series, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which Directors are to be

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      elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this
      Section 3.3, who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that with respect to the annual meeting of stockholders to be held in 1997 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 hereof or public disclosure of the date of the special meeting was made, whichever first occurs. Any such stockholder's notice to the Secretary of the Corporation shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such person, (iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (y) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number of shares of each class of voting stock of the Corporation which are then beneficially owned by such stockholder. The presiding officer of the meeting of stockholders shall determine whether the requirements of this Section 3.3 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.3, he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

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3.4   PLACE OF MEETING; ORDER OF BUSINESS. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

3.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the President by giving written notice thereof as provided in Section 3.7 hereof.

3.6 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board, the President or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

3.7 ATTENDANCE AT AND NOTICE OF MEETINGS. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier or similar communication at least one day before the day of the meeting; PROVIDED, HOWEVER, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.8 QUORUM OF AND ACTION BY DIRECTORS. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present.

3.9 BOARD AND COMMITTEE ACTION WITHOUT A MEETING. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all

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      the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary of the Corporation.

3.10 BOARD AND COMMITTEE TELEPHONE MEETINGS. Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11 COMPENSATION. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

3.12 REMOVAL. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Cause for removal of a director shall be as provided by law or in the Restated Certificate of Incorporation. Any proposal by a stockholder to remove a director of the Corporation, in order to be validly acted upon at any meeting, shall comply with paragraph (a) of Section 2.8 hereof.

           Notwithstanding the first paragraph of this Section 3.12, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provision of such resolution or resolutions.

3.13  COMMITTEES OF THE BOARD OF DIRECTORS.

      (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees (in addition to those listed below), each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in

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           the Restated Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

      (b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

      (c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation.

      (d) EXECUTIVE COMMITTEE. There shall be an Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers and authority of the Board of Directors between regular or special meetings of the Board in the management of the business and affairs of the Corporation, except to the extent limited by Delaware law. Without limiting the generality of the foregoing, the Executive Committee shall have the power and authority to (i) declare dividends on any class of capital stock of the Corporation, (ii) authorize the issuance of capital stock of the Corporation, (iii) adopt certificates of ownership and merger pursuant to Section 253 of the DGCL and (iv) in reference to amending the Certificate of Incorporation, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

      (e) AUDIT COMMITTEE. There shall be an Audit Committee of the Board of Directors whose members shall consist solely of directors who are not employees or affiliates of the Corporation and have no relationship with the Corporation that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such Committee. The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Directors the accounting firm to be selected by the Board or to be recommended by it for stockholder approval, as independent auditor of the financial statements of the Corporation and its subsidiaries, and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Directors. The Audit Committee shall submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards. The Board of Directors shall, by resolution adopted by a majority of the Board of Directors, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.

      (f) NOMINATING COMMITTEE. There shall be a Nominating Committee of the Board of Directors, which committee shall have and may exercise the power and authority to recommend to the Board of Directors prior to each annual meeting of the stockholders of the Corporation: (a) the appropriate size and composition of the Board of Directors; and (b) nominees: (i) for election to the Board of Directors for whom the Corporation should solicit proxies; (ii) to serve as proxies in connection with the annual stockholders' meeting; and (iii) for election to all committees of the Board of Directors other than the Nominating Committee. The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Nominating Committee.

      (g) COMPENSATION COMMITTEE. There shall be a Compensation Committee of the Board of Directors, whose members shall consist solely of directors who are not employees or affiliates of the Corporations and have no relationship with the Corporation that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Compensation Committee shall have and may exercise all the power and authority to
           (i) establish a general compensation policy for officers and employees of the Corporation, including review of officers' salaries and participation in the benefit plans of the Corporation, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees and (iv) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Corporation as shall be delegated by the Board of Directors to the Compensation Committee from time to time. Without limiting the generality of the foregoing, the Compensation Committee shall have the power and authority to authorize the issuance of capital stock of the Corporation pursuant to any compensation or benefit plan or arrangement adopted or entered into by the Corporation. The Board of Directors shall, by resolution adopted by a majority of the Board, designate two or more of its members from time to time to constitute members of the Compensation Committee.

      (h) INDUSTRY RELATIONS COMMITTEE. There shall be an Industry Relations Committee of the Board of Directors, which Committee shall monitor events in the residential services industry and report to the Board of Directors any significant industry developments that may, in the judgment of the members of such Committee, affect the business of the Corporation. The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Industry Relations Committee.


                                   ARTICLE IV

                                    OFFICERS

4.1 DESIGNATION. The officers of the Corporation shall consist of a Chairman of the Board, President, Chief Operating Officer, Secretary, Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Controller and other officers as may be elected or appointed by the Board of Directors from time to time. Any number of offices may be held by the same person.

4.2 CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence or incapacity to act of the President, the Chairman of the Board shall serve as acting President, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.3 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision and control of the business, affairs and properties of the Corporation and its general officers, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove all subordinate officers, agents and employees, except those elected or appointed by the Board of Directors, and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence or incapacity to act of the Chairman of the Board, the President shall serve as acting Chairman of the Board, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.4 CHIEF OPERATING OFFICER. The Chief Operating Officer, if there is one, shall have general charge and supervision of the day to day operations of the Corporation (subject to the direction of the President and the authority of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief operating officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the President.

4.5 VICE PRESIDENT. The President or the Board of Directors may appoint such Vice Presidents as they deem necessary or appropriate. Vice Presidents may be designated as Senior Vice Presidents, Executive Vice Presidents or some other designation as the President or Board of Directors deems appropriate (each a "Vice President"). Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe and have such other powers as the President may from time to time prescribe.

4.6 SECRETARY. The Secretary shall attend the meetings of the Board of Directors and all meetings of stockholders and record the proceeding thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Chairman of the Board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.7 TREASURER. The Treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.8 ASSISTANT SECRETARIES. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice- President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.9 ASSISTANT TREASURERS. Assistant Treasurers, if there by any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.10 CONTROLLER. The Controller, if there is one, shall be the chief accounting officer of the Corporation, shall maintain records of all assets, liabilities, and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Corporation and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or the President.

4.11 OTHER OFFICERS. Such other officers as to the Board of Directors may choose shall perform such duties and have such powers, subordinate to those powers specifically delegated to certain officer in these Bylaws, as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to the President of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.12 VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Section 4.3 of these Bylaws), and the officer so appointed shall hold office until such officer's successor is elected or appointed or until his earlier death, resignation or removal.

4.13 REMOVAL. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.14 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation
                                      -15-

      may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                    ARTICLE V

                                  CAPITAL STOCK

5.1 CERTIFICATES FOR SHARES. The certificates for shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors or may be uncertificated shares. In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders are entitled. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, and may bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

5.2 TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

5.3 OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

5.4 REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

5.5 LOST OR DESTROYED CERTIFICATES. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the

      Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1 GENERAL. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Section 6.2, Expenses (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.16 hereof), whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving in another Corporate Status.

6.2 EXPENSES. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6.3 ADVANCES. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

6.4 REPAYMENT OF ADVANCES OR OTHER EXPENSES. Indemnitee agrees that Indemnitee shall reimburse the Corporation for all expenses paid by the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article VI or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

6.5 REQUEST FOR INDEMNIFICATION. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

6.6 DETERMINATION OF ENTITLEMENT; NO CHANGE OF CONTROL. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

6.7 DETERMINATION OF ENTITLEMENT; CHANGE OF CONTROL. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee's entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6.7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and such objection shall set forth with particularity the factual basis for such assertion. Indemnitee may petition the Court for a determination that the Corporation's objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

6.8 PROCEDURES OF INDEPENDENT COUNSEL. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.5 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

           Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.6 or 6.7 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

           For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article.

6.9 INDEPENDENT COUNSEL EXPENSES. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

6.10  ADJUDICATION. In the event that (i) a determination is made pursuant to
      Section 6.6 or 6.7 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within 90 days after being appointed by the Court, (b) within 90 days after objections to his selection have been overruled by the Court or (c) within 90 days after the time for the Corporation or Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to
      Section 6.6, 6.7 or 6.8 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.10 shall be conducted in all respects as a DE NOVO trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.10, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

           The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.10 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article VI. In the event that Indemnitee, pursuant to this Section 6.10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

6.11 PARTICIPATION BY THE CORPORATION. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Corporation of the commencement thereof: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Corporation to Indemnitee of the Corporation's election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this
      Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or
      (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner which would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld.

6.12 NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Restated Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI or those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

6.13  INSURANCE AND SUBROGATION. The Corporation shall not be liable under this
      Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

           In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

6.14 SEVERABILITY. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.15 CERTAIN ACTIONS WHERE INDEMNIFICATION IS NOT PROVIDED. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

6.16  DEFINITIONS.  For purposes of this Article VI:

      (a) "ACQUIRING PERSON" means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Corporation, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of twenty-five percent (25%) or more of the shares of Common Stock then outstanding.

      (b) "AFFILIATE" has the meaning ascribed to that term in Exchange Act Rule 12b-2.

      (c) "ASSOCIATE" means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Corporation or a subsidiary of the Corporation) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

      (d) A specified Person is deemed the "BENEFICIAL OWNER" of, and is deemed to "beneficially own," any securities:

           (i) of which that Person or any of that Person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Exchange Act Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the

                Exchange Act; and (B) is not then reportable by such Person on Exchange Act Schedule 13D (or any comparable or successor report);

           (ii) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

           (iii)which are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Corporation or (B) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified Person is a member;

      PROVIDED, HOWEVER, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

      (e) "CHANGE OF CONTROL" means the occurrence of any of the following events that occurs after the IPO Closing Date and after the date the Indemnitee acquires his Corporate Status: (i) an event required to be reported with respect to the Corporation in response to Item 6(e) of
           Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (ii) any Person becomes an Acquiring Person; (iii) at any time the then Continuing Directors cease to constitute a majority of the members of the

           Board; (iv) a merger of the Corporation with or into, or a sale by the Corporation of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than an Exempt Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty-five percent (25%) or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case or a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.

      (f) "COMMON STOCK" means the common stock, par value $.001 per share, of the Corporation.

      (g) "CONTINUING DIRECTOR" means at any time any individual who then (i) is a member of the Board and was a member of the Board as of the IPO Closing Date or whose nomination for his first election, or that first election, to the Board following that date was recommended or approved by a majority of the then Continuing Directors (acting separately or as a part of any action taken by the Board or any committee thereof) and (ii) is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate.

      (h) "CORPORATE STATUS" describes the status of a person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this Agreement, "serving at the request of the Corporation" includes any service by Indemnitee which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

      (i) "COURT" means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

      (j)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (k) "EXEMPT PERSON" means (i)(A) the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation and (B) any Person organized, appointed or established by the Corporation for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or any subsidiary of the Corporation and (ii) Indemnitee, any Affiliate or Associate of Indemnitee or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which Indemnitee or any Affiliate or Associate of Indemnitee is a member.

      (l) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

      (m) "INDEMNITEE" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or 6.2 hereof by reason of his Corporate Status.

      (n) "INDEPENDENT COUNSEL" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

      (o) "MATTER" is a claim, a material issue or a substantial request for relief.

      (p) "IPO" means the first time a registration statement filed under the Securities Act of 1933, as amended, and respecting an underwritten primary offering by the Corporation of shares of Common Stock is declared effective under that act and the shares registered by that registration statement are issued and sold by the Corporation (otherwise than pursuant to the exercise of any over-allotment option).

      (q) "IPO CLOSING DATE" means the date on which the Corporation first receives payment for the shares of Common Stock it sells in the IPO.

      (r) "PERSON" means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

      (s) "PROCEEDING" includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one (i) initiated by an Indemnitee pursuant to Section 6.10 to enforce his rights under this Article VI or (ii) pending on or before the date of this Agreement.
                                      -26-

      (t) "VOTING SHARES" means: (i) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and (ii) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

6.17 NOTICES. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article VI, notify the Corporation of the commencement of such action, suit or proceeding; PROVIDED, HOWEVER, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee's address as shown on the Corporation's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

6.18 CONTRACTUAL RIGHTS. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.


                            ARTICLE VII

                     MISCELLANEOUS PROVISIONS

7.1 BYLAW AMENDMENTS. The Board of Directors shall have the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the Board of Directors as specified in the preceding sentence.
                                      -27-

7.2 BOOKS AND RECORDS. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Restated Certificate of Incorporation, as amended, or these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, facsimile, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

           Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Restated Certificate of Incorporation, as amended, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.

7.4 RESIGNATIONS. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

7.5 SEAL. The seal of the Corporation shall be in such form as the Board of Directors may adopt.

7.6 FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.

7.7 FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

                                      -28-

7.8 RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.
                                      -29-